EXHIBIT 10.35


   AMENDMENT NO. 1 TO THE SECURITIES PURCHASE AGREEMENT TRANSACTION DOCUMENTS BETWEEN RAMP CORPORATION, DKR SOUNDSHORE OASIS HOLDING FUND LTD., HARBORVIEW
 MASTER FUND LP AND PLATINUM PARTNERS VALUE ARBITRAGE FUND FOR THE PURCHASE OF THE CONVERTIBLE DEBENTURES, DUE DECEMBER 1, 2005, COMMON STOCK PURCHASE WARRANTS
                        AND ADDITIONAL INVESTMENT RIGHTS

     This Amendment No. 1 ("Amendment") is made to that certain Securities Purchase Agreement ("Purchase Agreement") dated as of January 12, 2005 among Ramp Corporation (the "Company"), DKR Soundshore Oasis Holding Fund Ltd. ("DKR"), Harborview Master Fund LP ("Harborview") and Platinum Partners Value Arbitrage Fund ("Platinum", and collectively, DKR, Harborview and Platinum shall be referred to herein as, a "Purchaser" and collectively as, the "Purchasers") for the purchase of the 8% Convertible Debentures, due December 1, 2005 issued to the Purchasers (the "Debentures"), the Common Stock Purchase Warrants issued to the Purchasers (the "Warrants") and Additional Investment Rights (the "AIR") granted to the Purchasers. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement.

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:



1.   Exercise Price of the Warrants.

     Section 2.2(a)(iii) of the Purchase Agreement shall be amended and restated as follows:

          "(iii) a Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 100% of such Purchaser's Subscription Amounts divided by $2.40, with an exercise price equal to $1.25, subject to adjustment as set forth therein;"

     Section 2(b) of the Warrants shall be amended and restated as follows:

          "(b) The exercise price of the Common Stock under this Warrant shall be $1.25, subject to adjustment hereunder (the "Exercise Price")."

2. Conversion Price of the Debentures. Section 4(b) of the Debentures shall be amended and restated as follows:

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                  "(b) Conversion Price. The conversion price in effect on any
                  Conversion Date shall be equal to $1.25 (subject to adjustment herein)(the "Conversion Price")."

3. Additional Investment Right. The first paragraph of the AIR shall be amended and restated as follows:

                  "THIS ADDITIONAL INVESTMENT RIGHT (the "AIR") certifies that, for value received, _____________ (the "Holder"), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the "Initial Exercise Date") and on or prior to the close of business on the earlier of (a) the six month anniversary of the Effective Date and (b) the two year anniversary of the Initial Exercise Date (the "Termination Date") but not thereafter, to subscribe for and purchase from Ramp Corporation, a Delaware corporation (the "Company"), up to $_____________ principal amount of convertible debentures (the "AIR Debenture") and warrants to purchase shares of Common Stock, par value $0.001 per share, of the Company (the "Common Stock") as described herein at an exercise price of $1.25, per share (the "AIR Warrant Exercise Price") (subject to adjustment hereunder and thereunder) (the "AIR Warrant"). Upon the purchase hereunder of an AIR Debenture, the Holder shall receive a warrant to purchase a number of shares of Common Stock equal to 100% of the shares of Common Stock issuable upon conversion of such AIR Debenture based upon the Conversion Price as of the date hereof. The initial conversion price of the AIR Debenture shall be equal to $1.25, as described in the Debenture, subject to adjustment thereunder and hereunder ("AIR Debenture Conversion Price"). The AIR Debenture and AIR Warrant shall be in the form of the Debenture and Warrants (with the same rights, privileges and preferences set forth in the Transaction Documents, including without limitation, the Debenture) issued pursuant to the Purchase Agreement, mutatis mutandis. The AIR Debenture and the AIR Warrant shall be collectively referred to as the "AIR Securities." The AIR Warrant Exercise Price and the AIR Debenture Conversion Price shall be collectively referred to herein as the "AIR Conversion Price.""

4.   Waivers and Consents. Each Purchaser, independently of any other Purchaser:
     (a) acknowledges and consents to the issuance, on or before April 5, 2005, by the Company of up to an additional $6,000,000 of 8% convertible debentures, warrants and additional investment rights under that certain Securities Purchase Agreement, dated as of March 31, 2005, by and among the Company and the purchasers which are a party thereto on the same terms and conditions as the issuance of the Debentures, Warrants and AIR to the Purchasers under the Purchase Agreement, as amended (such additional issuance, "Additional Issuance"); (b) consents and agrees that the shares of Common Stock underlying the Additional Issuance (as required under the registration rights agreement, dated as of March 31, 2005, by and among the Company and the purchasers which are a


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

     party thereto entered into in connection with the Additional Issuance) may be included for registration on the initial registration statement to be filed by the Company under the Registration Rights Agreement; (c) waives any of its rights under Section 4.13 of the Purchase Agreement with respect to the Additional Issuance; and (d) waives any anti-dilution rights under the Warrant, AIR Debenture and AIR Warrant with respect to the Additional Issuance. Notwithstanding anything herein to the contrary, the each party hereto acknowledges and agrees that each Purchaser's right of participation in Subsequent Financings is not terminated as a result of the Purchaser's failure to participate in at least 25% of the Additional Issuance. The Company agrees to use best efforts to cause the meeting for Shareholder Approval to be obtained and deemed effective on or before April 15, 2005.

5. Disposition of Liquidated Damages. The Company hereby acknowledges and agrees that, pursuant to Section 2(a) of the Registration Rights Agreement, as of April 1, 2005, the Company shall owe each Purchaser liquidated damages equal to 3% of such Purchaser's original Subscription Amount, which amounts shall be paid to such Purchaser directly out of the closing of the Additional Issuance per the wire instructions set forth on the signature page hereto. The Company shall file the Registration Statement by, and liquidated damages that otherwise accrue to the Purchasers after April 1, 2005 shall be tolled until, April 8, 2005. If the Company fails to file the Registration Statement on or before April 8, 2005, each Purchaser shall have the right, severally and not jointly with the other Purchasers, within 5 Trading Days of written notice to the Company and without prejudice to any of such Purchasers other rights and the Company's obligations under the Transaction Documents, not to purchase the Securities otherwise required to be purchased by such Purchaser on the Second Closing Date.

6. Filing of Form 8-K. Within 2 Trading Days of the date hereof, the Company shall file a Current Report on Form 8-K disclosing the material terms of this Amendment and attaching this Amendment as an exhibit thereto.

7. Effect on Purchase Agreement. Except as expressly set forth above, all of the terms and conditions of the Purchase Agreement, the Debentures, the Warrants and the AIR shall continue in full force and effect after the execution of this Amendment, and shall not be in any way changed, modified or superseded by the terms set forth herein. Furthermore, and without limitation, the parties acknowledge and agree that the purchasers in the Additional Issuance are not "Purchasers" or "Holders" for purposes of the Transaction Documents and accordingly the Purchasers do not share any of their rights, including the pro-rata distribution of rights to convert pursuant to Section 4(c)(i) of the Debentures, with such purchasers.

8. Definitions. Capitalized terms not otherwise defined herein have the meanings given to such terms in the Purchase Agreement, the Debentures, the Warrants and the AIR.

                              *********************


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     Executed  as  of  March  31,  2005  by  the  undersigned   duly  authorized
representatives of the Company and Purchasers:


RAMP CORPORATION                          DKR SOUNDSHORE OASIS HOLDING FUND LTD.


By: ____________________________          By: ____________________________
      Name:                                     Name:
      Title:                                    Title:

HARBORVIEW MASTER FUND LP                 PLATINUM PARTNERS VALUE ARBITRAGE FUND


By: ____________________________          By: ____________________________
      Name:                                     Name:
      Title:                                    Title:


DKR Wire Instructions:



Harborview Wire Instructions:



Platinum Wire Instructions:


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